EXHIBIT 99.1

THIRD AMENDMENT OF OFFICE LEASE

THIS THIRD AMENDMENT OF OFFICE LEASE (this "Amendment"), dated for reference purposes only, August ___, 2002, is made by and between 235 PROPERTY CO., LLC, a Delaware limited liability company ("Landlord"), and CNET Networks, Inc., a Delaware corporation ("Tenant").

RECITALS:

A. Landlord, as successor in interest to 235 Second Street LLC, a California limited liability company, and Tenant are parties to that certain Office Lease dated as of May 1, 2000 ("Original Lease"), as amended by that certain First Amendment of Office Lease dated as of April 20, 2001 (the "First Amendment"), and that certain Second Amendment of Office Lease dated as of September 6, 2001 (the "Second Amendment"), for certain premises (the "Premises") containing 283,416 rentable square feet and located at 235 Second Street, San Francisco, California. The Original Lease, as amended by the First Amendment and the Second Amendment, is hereinafter referred to as "Lease." Unless otherwise defined herein, the capitalized words and phrases used in this Amendment shall have the respective meanings ascribed to them in the Lease.

B. Subject to obtaining the consent of the current holder of the note secured by a first deed of trust (the "Secured Note") on the Premises, LaSalle Bank National Association, as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2002-C1, commercial mortgage pass-through certificates, series 2002-C1 ("Senior Lender") and the consent of the current holder of the mezzanine note secured by certain equity interests related to the Premises (the "Mezzanine Note"), Delaware Securities Holdings, Inc. ("Mezzanine Lender"), Landlord and Tenant now desire to amend the Lease to: (i) provide for payment by Tenant to Landlord of the amount of Eight Million Dollars ($8,000,000.00) as reimbursement for the cost of constructing specialty elements in the Building performed by Landlord at Tenant's request; (ii) modify the Basic Monthly Rental payable under the Lease; and (iii) provide for a letter of credit in the amount of Two Million Dollars ($2,000,000.00) as security for the performance of Tenant's obligations under the Lease.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    Approval of Lenders. This Amendment shall be conditioned upon and shall not take effect until, the effective date of the consent of both Senior Lender and Mezzanine Lender (collectively, the "Lenders") to this Amendment on terms and conditions satisfactory to Landlord. The date of Lenders' written consent to this Amendment is referred to herein as the "Effective Date." Landlord shall immediately notify Tenant of the Effective Date, and shall deliver to Tenant a copy of Lenders' written consent to this Amendment. If Lenders have not approved this Amendment on terms and conditions satisfactory to Landlord on or before August 31, 2002, either party shall thereafter have the right to terminate this Amendment by giving written notice to the other party, and from and after the date of such termination, this Amendment shall be of no further force or effect.

    Reimbursement of Construction Costs. Within five (5) business days after Landlord notifies Tenant of the Effective Date, Tenant shall pay to Senior Lender on behalf of Landlord the amount of Eight Million Dollars ($8,000,000.00), as reimbursement for the cost of constructing specialty elements in the Building performed by Landlord at Tenant's request, and not otherwise required to be performed under Applicable Laws or as part of the Base Building Improvements pursuant to the Work Letter. A description of these specialty elements is attached hereto as Exhibit A and incorporated herein by this reference. Said payment shall be made by wire transfer in accordance with instructions from Landlord.

    Letter of Credit. The following new Paragraph 33 is hereby added to the Lease:

    33. LETTER OF CREDIT.

    (a) Form of Letter of Credit. Within five (5) business days after Landlord notifies Tenant of the Effective Date, Tenant shall deliver to Landlord, as security for the faithful performance of all of Tenant's obligations under this Lease, an irrevocable stand-by letter of credit (the "Letter of Credit") in the amount of Two Million Dollars ($2,000,000.00) for the account of Tenant and naming Landlord and Senior Lender severally as co-beneficiaries, or, if approved by Lender, naming Landlord as the sole beneficiary, (the named beneficiary or beneficiaries being hereinafter referred to as the "Beneficiary"), and issued by Wells Fargo Bank, N.A., or other National Banking Association member satisfactory to Senior Lender (the "Issuer"). The Letter of Credit shall be substantially in the form attached hereto as Exhibit B and shall additionally provide, on terms satisfactory to Lender, for Landlord's assignment to Senior Lender of Landlord's rights to draw under and to receive the proceeds of said Letter of Credit and for Tenant's consent to the foregoing and acknowledgement of Senior Lender's reliance thereupon. Tenant shall maintain the Letter of Credit in effect until August 1, 2005 (and the original Letter of Credit shall be returned to Tenant promptly following such date). If the Letter of Credit shall expire prior to said date, Tenant shall renew the Letter of Credit prior to its expiration or arrange for issuance of a new Letter of Credit in accordance with the terms hereof. If Tenant fails to give Senior Lender satisfactory evidence of renewal of the Letter of Credit or issuance of a new Letter of Credit at least thirty (30) days prior to expiration of the Letter of Credit then in effect, Beneficiary shall be entitled to draw down the full amount of the Letter of Credit and the amount so drawn ("Draw Proceeds"), although not a cash security deposit, shall be held by Senior Lender and may be applied in the same manner as set forth in Paragraph 33(f) below.

    (b) Draws on the Letter of Credit. Beneficiary shall be entitled to draw upon a portion of or the entire amount of the Letter of Credit from time to time, without further notice to Tenant and without prejudice to any other remedy Landlord may have, for any of the following reasons: (i) upon or following the occurrence of any default by Tenant under this Lease, after notice and expiration of any applicable cure period under the Lease (without the necessity to serve any statutory notice), (A) to pay any amounts payable by Tenant to Landlord hereunder, including, but not limited to, any amounts payable under Paragraphs 3, 4 and 5 above, and (B) to compensate Landlord for any expense, loss or damage incurred or suffered by Landlord in connection with the default; or (ii) if Tenant fails to give Senior Lender satisfactory evidence of renewal of the Letter of Credit or issuance of a new Letter of Credit at least thirty (30) days prior to expiration of the Letter of Credit then in effect, as provided above, or within thirty (30) days after Issuer gives Beneficiary written notice of non-renewal of the Letter of Credit; or (iii) in the event that Tenant (A) is generally not paying its debts as they become due, or (B) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (C) makes an assignment for the benefit of its creditors, or (D) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (E) takes action for the purpose of any of the foregoing; or (iv) a court or governmental authority enters an order (A) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (B) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (C) ordering the dissolution, winding-up or liquidation of Tenant; or (v) a court or governmental authority enters against Tenant or Tenant's property (A) a writ of attachment, or (B) a writ of possession, or (C) a writ of execution. Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises. If the entire Draw Proceeds are not used or applied pursuant to the terms of the Lease, then, subject to the terms of Paragraph 33(c) below, the balance of the Draw Proceeds, although not a cash security deposit, shall be held by Senior Lender and may be applied in the same manner as set forth in Paragraph 33(f) below.

    (c) Restoration of Letter of Credit. If Beneficiary draws upon the Letter of Credit and applies the Draw Proceeds against any amounts due from Tenant to Landlord as provided above, Tenant shall, in each instance, within three (3) days after its receipt of written demand therefor, deliver written documentation executed by the Issuer confirming that the Letter of Credit has been reinstated to Two Million Dollars ($2,000,000.00). If and when Tenant delivers written documentation executed by the Issuer confirming that the Letter of Credit has been reinstated to Two Million Dollars ($2,000,000.00), Senior Lender shall promptly return to Tenant, any Draw Proceeds remaining after payments to or on behalf of Landlord of any sums recoverable from the Letter of Credit pursuant to the Lease and this Amendment.

    (d) Transfer. Senior Lender and/or Landlord (and any subsequent transferee of either) may each transfer its respective interests in the Letter of Credit to the purchaser of the Secured Note or the Premises (any such transferee, the "Transferee"), and upon such Transferee's written acknowledgement of this Amendment and Beneficiary's obligations with respect to the Letter of Credit and/or the Draw Proceeds, as the case may be, the Beneficiary shall be discharged from any further liability with respect to the Letter of Credit. If the Letter of Credit cannot be transferred, Landlord shall notify Tenant, and Tenant shall provide a new Letter of Credit for the benefit of the Transferee (so long as the Transferee has acknowledged this Amendment and Beneficiary's obligations under the Lease with respect to the Letter of Credit and/or the Draw Proceeds, as the case may be), provided that the existing Letter of Credit is simultaneously returned to Tenant. If Tenant does not provide such a new Letter of Credit within thirty (30) days after written request from Landlord, Beneficiary may draw upon the full amount of the Letter of Credit; and such Draw Proceeds, although not a cash security deposit, shall be held by Senior Lender and may be applied in the same manner as set forth in Paragraph 33(f) below.

    (e) Cooperation. Tenant, at Tenant's expense, agrees to cooperate with Landlord and Senior Lender to promptly execute and deliver to Beneficiary any and all modifications, amendments and replacements of the Letter of Credit, as Beneficiary may reasonably request to carry out the terms and conditions of this Paragraph 33; provided, however, that in connection with assignment or re-issuance of the Letter of Credit arising upon transfer of the Loan, Tenant shall not be responsible for any fees assessed by the Issuer.

    (f) Security Deposit. In the event Senior Lender on behalf of Landlord holds any cash security deposit (the "Security Deposit") from time to time during the Lease Term as security for the faithful performance of all provisions of this Lease, Tenant agrees that, if Tenant fails to pay any Rent, or otherwise defaults with respect to any provision of this Lease, Senior Lender may (but shall not be obligated to), and without prejudice to any other remedy available to Landlord, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby, including, without limitation, prospective damages and damages recoverable pursuant to California Civil Code Section 1951.2. As provided above, Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. If Senior Lender uses or applies all or any portion of the Security Deposit as provided above, Tenant shall, within five (5) days after demand therefor, deposit cash with Senior Lender in an amount sufficient to restore the Security Deposit to the full amount thereof, and Tenant's failure to do so shall, at Landlord's option, be an Event of Default (as defined in Paragraph 18(a) above) under this Lease. Senior Lender shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, upon request by Tenant, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord or Lender, shall be returned to Tenant (or, at Senior Lender's option, to the last assignee, if any, of Tenant's interest hereunder) on or before August 15, 2005; provided, however, that if this Lease is terminated by Landlord pursuant to Paragraph 18(b) above, or by Tenant in a bankruptcy proceeding pursuant to 11 U.S.C. 365, Senior Lender may retain the Security Deposit and apply the same against its damages recoverable pursuant to California Civil Code Section 1951.2. Neither Landlord nor Senior Lender shall be deemed to hold the Security Deposit in trust nor be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to any interest on the Security Deposit. In the event of termination of Landlord's interest in this Lease, Landlord may transfer its rights with respect to the Security Deposit, subject to Senior Lender's rights therein, to Landlord's successor in interest and as long as such successor in interest assumes Landlord's obligations under the Lease with respect to the Security Deposit upon such transfer, Landlord shall be relieved of any and all liability for or obligation with respect to the Security Deposit. In such case, Tenant shall look solely to such successor in interest of Landlord for return of the remaining balance, if any, of the Security Deposit. The Security Deposit shall not be construed as liquidated damages, and if Landlord's claims hereunder exceed the Security Deposit, Tenant shall remain liable for the balance of such claims.

    (g) No Assignment. Tenant may not assign, mortgage or encumber the Letter of Credit, the Draw Proceeds, or the Security Deposit without the consent of Landlord and Lender, and any attempt to do so shall be void and shall not be binding on Landlord or Lender.

    Basic Rental. Provided that Tenant timely performs its obligations under Paragraphs 2 and 3 above, Paragraph 3(a) of the Lease is amended to read in its entirety as follows:
Date	Annual Basic Rental/Sq. Ft.	Annual Basic Rental	Monthly Basic Rent

August 1, 2002 through April 30, 2011	$40.00	$11,336.640.00	$944,720.00
May 1, 2011 through April 30, 2016	$45.00	$12,753,720.00	$1,062.810.00

    Since if this Amendment becomes effective, the adjustment in Monthly Basic Rent is retroactive to August 1, 2002, provided that Tenant paid $1,180,900.00 as Monthly Basic Rent for August, 2002, Tenant shall be entitled to deduct the sum of $236,180.00 from the Monthly Basic Rent otherwise payable on September 1, 2002 (i.e., Tenant shall be entitled to pay $708,540.00 as Monthly Basic Rent for September, 2002).

    Miscellaneous.

    5.l Conflict. In the event of any conflict between the provisions of the Lease and this Amendment, the provisions of this Amendment shall control.

    5.2 Ratification. Except as modified by this Amendment, all of the terms, conditions and provisions of the Lease shall remain in full force and effect and are hereby ratified and confirmed. Landlord and Tenant hereby acknowledge and agree that this Amendment is binding upon each of them, subject only to obtaining the consent of Lenders, as set forth in Paragraph 1 above.

    5.3 Exhibit. The following Exhibits are attached to this Amendment and by this reference made a part hereof:

    Exhibit A Specialty Elements

    Exhibit B Form of Letter of Credit

    5.4 Execution of Amendment; Counterparts. The submission of this Amendment to Tenant for review or execution does not create an option or constitute an offer to Tenant to amend the Lease on the terms and conditions contained herein, and this Amendment shall not become effective as an amendment to the Lease unless and until it has been approved by Lender, and executed and delivered by both Landlord and Tenant. Tenant and the person or persons signing on behalf of Tenant represent and warrant that they have the requisite authority to bind Tenant. Landlord and the person or persons signing on behalf of Landlord represent and warrant that they have the requisite authority to bind Landlord. This Amendment, and the undersigned consents hereto, may be executed in counterpart and may be delivered electronically, and each such counterpart shall constitute an original document, with all such counterparts, taken together, constituting a single document and evidencing the agreement of the parties.

    5.5 Senior Lender asThird-Party Beneficiary. Senior Lender shall be an express third-party beneficiary of this Amendment and, in addition to all other rights and remedies available to Senior Lender as the holder of the Secured Note, the beneficiary under the deed of trust securing the Secured Note, and the collateral assignee of the Lease, Senior Lender shall enjoy all rights and benefits provided to Senior Lender under this Amendment and the right to enforce the terms thereof.

    5.6 Revival of Obligations. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision of a court thereunder or in another action or proceeding, Senior Lender or Landlord must rescind, repay, or restore any payment or any part thereof received by either Senior Lender or Landlord out of or in connection with the Letter of Credit or the $8,000,000 delivered by Tenant pursuant to Section 2 herein above, the parties agree that it would be inequitable for Tenant to enjoy the full benefits of the rent adjustment provided for in this Amendment, and that therefore, to the extent and in the aggregate amount of all such repayments ordered, but only to such extent and in such amount, the parties agree that from and after the entry of such order, Tenant shall pay administrative rent under the Lease at the rate specified in the Lease without the adjustment provided for hereunder.

    5.7 Entire Agreement. This Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter hereof, and none shall be used to interpret or construe the Lease as amended hereby.

    IN WITNESS WHEREOF, the parties have caused this Third Amendment of Office Lease to be executed as of the day and year first written above.

    Landlord:

    235 PROPERTY CO., LLC,
    a Delaware limited liability company

    By: 235 Equity Holding Co., LLC,
    a Delaware limited liability company,
    its sole member

    By: 235 Second Street LLC,
    a California limited liability company, its sole member

    Date: ______________________________

    By: ________________________________
    Robert Patrick Birmingham,
    its Managing Member

    Tenant:

    CNET NETWORKS, INC.,
    a Delaware corporation

    Date: ________________________________

    By: _________________________________

    Name: ________________________________

    Title: _________________________________

    Title:___________________________________

    CONSENT OF SENIOR LENDER:

    Senior Lender hereby consents to Landlord's execution of the foregoing Third Amendment of Office Lease and agrees that, upon condition of the delivery of (x) the Letter of Credit, including related consents and acknowledgments by the Issuer and the Tenant of the Landlord's assignment to Senior Lender of the proceeds thereof, all in form and substance satisfactory to Lender, and (y) the payment to be made by Tenant in accordance with the terms of the Third Amendment and Section 2 thereof, the Lease has been duly modified by said Third Amendment. By its execution below, the undersigned Lennar Partners, Inc. hereby represents and warrants to Tenant and to Landlord that it is empowered to act on behalf of Senior Lender as Senior Lender's attorney-in-fact, and the person(s) signing below on behalf of Lennar Partners, Inc. hereby represent(s) and warrant(s) that such person(s) has/have the necessary power and authority to execute and deliver this consent on behalf of Lennar Partners, Inc.

    SENIOR LENDER:

    LASALLE BANK NATIONAL ASSOCIATION,
    AS TRUSTEE FOR THE REGISTERED HOLDERS OF
    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1,
    COMMERCIAL MORTGAGE PASS-THROUGH
    CERTIFICATES, SERIES 2002-C1

    By: LENNAR PARTNERS, INC.,
    a Florida corporation, its attorney-in-fact

    By: _____________________________

    Name: ____________________________

    Title: ____________________________

    Date: ____________________________

    CONSENT OF MEZZANINE LENDER:

    Mezzanine Lender hereby consents to Landlord's execution of the foregoing Third Amendment of Office Lease and agrees that, upon condition of the delivery of (x) the Letter of Credit, including related consents and acknowledgments by the Issuer and the Tenant of the Landlord's assignment to Lender of the proceeds thereof, all in form and substance satisfactory to Senior Lender, and (y) the payment to be made by Tenant in accordance with the terms of the Third Amendment and Section 2 thereof, the Lease has been duly modified by said Third Amendment. By its execution below, the undersigned Delaware Securities Holdings, Inc. hereby represents and warrants to Tenant and to Landlord that it is the current holder of the Mezzanine Note, empowered to deliver this consent to the Third Amendment and the person(s) signing below on behalf of Delaware Securities Holdings, Inc. hereby represent(s) and warrant(s) that such person(s) has/have the necessary power and authority to execute and deliver this consent on behalf of Delaware Securities Holdings, Inc.

    MEZZANINE LENDER:

    DELAWARE SECURITIES HOLDINGS, INC.,
    a Delaware corporation

    By: ___________________________

    Name: __________________________

    Title: __________________________

    Date: __________________________

    Exhibit A

    SPECIALTY ELEMENTS

    1. Installation of 2 extra passenger elevators.

    2. Installation of 2 large roof mounted (20'x40') skylight, as well as one large light well 3 stories deep.

    3. Installation of a third central staircase 6 stories (extra to the 2 required fire exits), including related fire doors, handrails, openings in slab & lighting.

    4. Painting of all steel beams on upper 3 stories to be painted with intumescent (fire resistant) paint in lieu of sprayed on fire proofing. 17 coats of said paint applied to each beam to reach the required 2 or 4 hour fire rating.

    5. Provision of a loading dock.

    6. Installation of main sprinkler loop throughout the Building.

    7. Installation of perforated acoustic ceiling panels to floors 4, 5 and 6.

    8. Leveling of floors to Tenant's specifications.

    9. Provision of over-sized electrical supply and associated switch gear to Tenant's specifications.

    10. Other miscellaneous specialty improvements performed by Landlord at Tenant's request.

    exhibit B

    LETTER OF CREDIT

    WELLS FARGO BANK, N.A.
    TRADE SERVICES DIVISION, NORTHERN CALIFORNIA
    525 MARKET STREET, 25TH FLOOR
    SAN FRANCISCO, CALIFORNIA 94105

    Contact Phone: 1(800) 798-2815 (Option 1)

    Email : sftrade@wellsfargo.com

    IRREVOCABLE LETTER OF CREDIT

    Letter of Credit No. _________

    August , 2002

    LASALLE BANK NATIONAL ASSOCIATION
    AS TRUSTEE FOR THE REGISTERED HOLDERS OF
    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1
    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-C1
    c/o Wachovia Bank, National Association
    Capital Markets Group, Structured Products Servicing
    8739 Research Drive, URP4, NC 1075
    Charlotte, NC 28262-1075
    Re: LB-UBS 2002-C1; Loan No. 13-00000483

    OR

    235 PROPERTY CO., LLC
    c/o Birmingham Builders
    1475 Folsom St., Suite 400
    San Francisco, CA 94107

    Ladies and Gentlemen:

    At the request and for the account of CNET Networks, Inc., 235 Second Street, San Francisco, CA 94105, we hereby establish our Irrevocable Letter of Credit in your favor in the amount of Two Million United States Dollars (US$2,000,000.00) available with us at our above office by sight payment of a dated demand(s) signed by either of you worded in the form of Exhibit 1 attached hereto with the instructions in brackets therein complied with.

    This Letter of Credit expires at our above office on August 1, 2003 but shall be automatically extended, without written amendment, first to August 1, 2004 and then to, but not beyond August 1, 2005, unless we have sent written notice to both of you at your addresses above (or to any subsequent address of any transfer beneficiary pursuant to the terms set forth for transfer below) by registered mail or express courier (with a copy of such notice being sent to Lennar Partners, Inc. 760 N.W. 107th Avenue, Suite 400, Miami, FL 33172,

    Attn: Director of Servicing, Re: LB-UBS 2002-C1; Loan No. 13-0000483 in the event that LaSalle Bank is a co-beneficiary at the time such notice is sent) that we elect not to renew this Letter of Credit beyond the date specified in such notice, which date will be August 1, 2003 or August 1, 2004 and be at least sixty (60) calendar days after the date we send you such notice. Upon our sending you such notice of the non-renewal of the expiration date of this Letter of Credit, one of you may also draw under this Letter of Credit by presentation to us at our above address anytime on or within 30 days prior to the expiration date specified in such notice, of a dated demand signed by either of you worded in the form of Exhibit 2 attached hereto with the instructions in brackets therein complied with.

    Each drawing must also be accompanied by the original of this Letter of Credit for our endorsement on this Letter of Credit of our payment of such demand.

    Partial and multiple drawings are permitted under this Letter of Credit.

    Any demand presented under this Letter of Credit will be honored in the order received and a drawing by one of you will not preclude subsequent drawings by the other of you.

    If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

    This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be effected only through ourselves and only upon payment of our usual transfer fee and upon presentation to us at our above-specified office of a duly executed instrument of transfer in the format attached hereto as Exhibit 3 together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee.

    As used herein the term "Business Day" shall mean a day of the year on which our San Francisco Trade Services Division, Northern California office is open for business.

    We hereby agree with you that each drawing presented hereunder in full compliance with the terms hereof will be duly honored by our payment to you of the amount of such demand, in immediately available funds of Wells Fargo Bank, N.A. :

    (i) not later than 2:00 p.m., San Francisco time, on the Business Day following the Business Day on which such drawing is presented to us as aforesaid if such presentation is made to us at or before 10:00 a.m., San Francisco time.

    or

    (ii) not later than 2:00 p.m., San Francisco time, on the second Business Day following the Business Day on which such drawing is presented to us as aforesaid if such presentation is made to us after 10:00 a.m., San Francisco time.

    We agree that we will not inquire as to the accuracy of any statement worded as quoted in any signed and dated demand presented to us under this Letter of Credit. We also agree that, with respect to our obligation to pay a drawing which conforms to the requirements of this Letter of Credit, such obligation will not, except to the extent that any such obligation may be altered by any law or regulation or court order, be affected by any dispute between the Applicant and the Beneficiary regarding the content or accuracy of any statement presented with such drawing.

    Except as otherwise provided in this Letter of Credit, this Letter of Credit is subject to the Uniform Customs and Practice For Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "UCP") and the laws of the State of California, and, in the case of any conflict between such laws and the UCP, the laws of the State of California will control.

    Very truly yours

    WELLS FARGO BANK, N.A.

    BY: _____________________________

    (AUTHORIZED SIGNATURE)

    DRAWING CERTFICATE

    The undersigned, an authorized representative of [insert beneficiary name] (a "Co-Beneficiary"), hereby certifies to Wells Fargo Bank, N.A., with reference to Irrevocable Letter of Credit No. _________ the "Letter of Credit" that:

    (1) The undersigned is a Co-Beneficiary of the Letter of Credit and either the collateral assignee of, or a party to the lease described in paragraph 2 of this certificate, and hereby demands payment in the amount equal to $[insert amount of drawing] under the Letter of Credit, which amount does not exceed the amount currently available under the Letter of Credit.

    (2) Co-Beneficiary is entitled to payment of the amount to be drawn:

    (x) pursuant to the terms of that certain office lease dated May 1, 2000, by and between 235 Second Street LLC and CNET Networks, Inc. ("Tenant"), as amended by, among other documents, that certain Third Amendment of Office Lease, dated for reference purposes only, as of [insert date]; or

    (y) by reason of one or more of the following events: (i) Tenant (A) is generally not paying its debts as they become due, or (B) has filed, or consented by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (C) has made an assignment for the benefit of its creditors, or (D) has consented to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (E) has taken action for the purpose of any of the foregoing; or (ii) a court or governmental authority has entered an order (A) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (B) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (C) ordering the dissolution, winding-up or liquidation of Tenant; or (iii) a court or governmental authority has entered against Tenant or Tenant's property (A) a writ of attachment, or (B) a writ of possession, or (C) a writ of execution.

    (3) This is a [insert either "partial" or "final"] drawing.

    (4) Payment of the amount specified in this Certificate should be made to Co- Beneficiary by wire transfer of immediately available funds to account number [insert number], at [insert financial institution name].

    IN WITNESS WHEREOF, Co-Beneficiary has executed and delivered this Certificate as of the [insert date].

    Very truly yours

    [insert beneficiary name]

    By: [insert signature]

    Name: [insert name]

    Title: [insert title]